PILGRIM ADVISORY FUNDS, INC.

                            CERTIFICATE OF CORRECTION

     Pilgrim Advisory Funds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The title of the document being corrected hereby is Articles of Amendment.

     SECOND: The name of the parties signing the document, as it appeared in the Articles of Amendment of the Corporation are Michael J. Roland, Senior Vice President and Principal Financial Officer and James M. Hennessy, Senior Executive Vice President and Secretary.

     THIRD: The Articles of Amendment of the Corporation to be corrected hereby were filed on September 22, 2000.

     FOURTH: Article First of the Articles of Amendment of the Corporation as previously filed reads as follows:

          FIRST: The Charter of the Corporation is hereby amended further to provide that the Corporation's "Pilgrim America Masters Asia-Pacific Equity Fund" series is hereby redesignated the "Pilgrim Asia-Pacific Equity Fund."

     Article First of the Articles of Amendment of the Corporation as corrected shall read as follows:

          FIRST: The Charter of the Corporation is hereby amended further to provide that the Corporation's "Pilgrim America Masters Series Asia Pacific Equity Fund" series is hereby redesignated the "Pilgrim Asia-Pacific Equity Fund."

     IN WITNESS WHEREOF, Pilgrim Advisory Funds, Inc. has caused this Certificate of Correction to be signed in its name and on its behalf by the signatories to the Articles of Amendment of the Corporation on this 2nd day of October, 2000.


                                        PILGRIM ADVISORY FUNDS, INC.


                                        By: /s/ Michael J. Roland
                                           ------------------------------------
                                           Michael J. Roland
                                           Senior Vice President and Principal
                                           Financial Officer

ATTEST:

/s/ James M. Hennessy
----------------------------
By: James M. Hennessy
    Senior Executive Vice President and Secretary